PROCEPT, INC.

                                 BALANCE SHEETS
                                   (unaudited)
                                ----------------

ASSETS                                                                February 28, 1998           Pro-Forma (*)
                                                                      -----------------           -------------
                                                                                                       >
Current assets:
    Cash and cash equivalents                                               $2,592,026              $7,930,368
    Prepaid expenses and other current assets                                   28,933                  28,933
                                                                            ----------               ---------
       Total current assets                                                  2,620,959               7,959,301

Property and equipment, net                                                    769,291                 769,291
Deferred financing charges                                                      97,346                      --
Deposits                                                                       250,615                 250,615
Investment in VacTex/Aquila                                                    300,000                 775,022
Other assets                                                                     6,411                   6,411
                                                                            ----------              ----------
       Total assets                                                         $4,044,622              $9,760,640
                                                                            ==========              ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                        $1,128,329              $1,078,329
    Accrued compensation                                                       406,593                 406,593
    Other current liabilities                                                  126,065                 166,065
    Current portion of capital lease obligations                                 6,791                   6,791
                                                                            ----------              ----------
       Total current liabilities                                             1,667,778               1,657,778

Deferred rent                                                                  249,187                 249,187
Other noncurrent liabilities                                                    96,875                  96,875

Commitments and contingencies

Shareholders' equity:
    Preferred stock                                                                301                      --
    Common stock                                                                88,070                 299,838
    Additional paid-in capital                                              61,040,030              66,079,559
    Accumulated deficit                                                    (59,085,762)            (59,085,762)
    Unrealized gain on securities available for sale                               ---                 475,022
    Treasury stock                                                            (11,857)                (11,857)
                                                                            ----------              ----------
       Total shareholders' equity                                            2,030,782               7,756,800
                                                                            ----------              ----------
       Total liabilities and shareholders' equity                           $4,044,622              $9,760,640
                                                                            ==========              ==========



(*) Adjusted for transactions detailed in Note B.

                             NOTES TO BALANCE SHEETS



A.     Basis of Presentation

       The accompanying balance sheet and Pro-Forma balance sheet as of February 28, 1998 are unaudited and have been prepared by Procept, Inc. (the "Company") in accordance with generally accepted accounting principles. The balance sheets, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation. These balance sheets should be read in conjunction with the audited financial statements for the year ended December 31, 1997, which are contained in the Company's 1997 Annual Report on Form 10-K.


B.     Pro-Forma Presentation

       As part of a unit offering, the Company sold an aggregate of 12,760,000 shares of Common Stock on April 9, 1998, together with five-year warrants to purchase 12,760,000 shares of Common Stock at an exercise price of $0.50 per share. This transaction has been reflected on the balance sheets under the heading "Pro-Forma." These securities were sold for gross proceeds of $6,380,000. After expenses the Company received cash of $5,338,342. Expenses included settlement of a $50,000 accounts payable balance in exchange for 0.5 units and the payment of $991,658 in underwriting fees. The Pro-Forma amounts have also been adjusted to reflect legal and accounting fees of $40,000 and deferred financing costs of $97,346, all of which have been charged to additional paid-in capital. Also on April 9, 1998, The Aries Fund and the Aries Domestic Fund, L.P. exchanged an aggregate of 30,060 shares of Series A Convertible Preferred Stock, representing all outstanding shares, and warrants for 8,416,800 shares of Common Stock together with five-year warrants to purchase 8,416,800 shares of Common Stock at an exercise price of $0.50 per share.

       On April 13, 1998, VacTex, Inc. ("VacTex") was acquired by Aquila Biopharmaceuticals, Inc. ("Aquila"). The Company's investment in VacTex of 300,000 shares of common stock was converted to 113,674 shares of Aquila common stock and $128,501 of 7% debentures. As a result, the Company is accounting for its investment under Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as an available for sale security and marked it to market by recording an unrealized gain of $475,022 as part of Stockholders' Equity.